Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Skubbs Holdings Limited in the Form F-1, of our report dated February 24, 2025, on our audit of the consolidated financial statements of Skubbs Holdings Limited (the “Company”) as of December 31, 2023 and 2022 and for the years then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

New York, New York

February 24, 2025